EXHIBIT 99.1
                                      PROXY

                              TOWN BANKSHARES, LTD.
                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a shareholder of Town Bankshares, Ltd. ("Town Bankshares") hereby appoints William J. Hickmann and Jay C. Mack, and each of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of Town Bankshares to be held on October 12, 2004 at 10:00 a.m., local time, at the Oconomowoc Lake Club, 4668 Lake Club Circle, Oconomowoc, Wisconsin 53066-4017, and at any adjournment thereof, there to vote all shares of common stock of Town Bankshares which the undersigned would be entitled to vote if personally present as specified upon the following matter and in their discretion upon such other matters as may properly come before the Special Meeting.

         When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the approval of the Merger Agreement.

1. To approve the Agreement and Plan of Merger, dated as of June 14, 2004 (the "Merger Agreement"), between Wintrust Financial Corporation and Town Bankshares, which provides for the merger of Town Bankshares with and into Wintrust Financial Corporation.

Check the appropriate box:  [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Joint Proxy Statement/Prospectus, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.



Date:                  , 2004       -------------------------------------------
     -----------------              Signature

                                    --------------------------------------------
                                    Please Print Name



Date:                  , 2004       -------------------------------------------
     -----------------              Signature

                                    --------------------------------------------
                                    Please Print Name

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Number of Shares Owned

Please sign this proxy exactly as your name appears on the stock certificate. If shares are held in joint tenancy, both parties should sign.